Exhibit 10.3

			     THE MIDLAND COMPANY
			TOTAL REWARDS INCENTIVE PLANS

	The Midland Company Total Rewards Incentive Plan (the "Plan") is adopted effective the 2000 fiscal year of The Midland Company (the "Company") and its subsidiaries and/or its affiliates, Midland-Guardian Co., MG Transport Service, Inc. and American Modern Insurance Group and such other subsidiaries as may be designated by the Company from time to time. The Plan is established and maintained by the Company for the purpose of encouraging eligible employees of the Company and its subsidiaries to become engaged in and share in the success of the Company.

	1. Participants Participants shall be all employees of the Company and its subsidiaries who are employed as of December 31 of any calendar year, subject to the exceptions noted below. The Company may choose to expand or contract the number of Participants eligible to participate in the Plan as its sole discretion.

	2. Amount of Annual Incentive The amount of any incentive payable to eligible employees shall be discretionary as determined by the Company.

	3. Eligibility Participants will be eligible to receive the incentive described in Section 2 if they are employed as of the day of the calendar year on which the incentive is paid. Participants who leave the employment of The Midland Company before the date the incentive is paid, whether involuntarily or voluntarily, are ineligible to receive payment of the incentive. Participants hired after September 30th of any calendar year are ineligible to receive payment of any incentive for the calendar year in which they are hired. Participants hired after December 31, but prior to September 30th, are eligible to receive a pro rated amount of any incentive payable for the calendar year in which they are hired, based on the number of days worked during such calendar year.

	4. Employee Performance Criteria The foregoing notwithstanding, no incentive will be paid to an otherwise eligible employee who is placed on probation at any time during the calendar year for which the incentive is payable. Further, if any otherwise eligible employee receives a performance review results in a rating of below "Meets Expectations" any incentive otherwise payable for any calendar year, or portion thereof, in which such rating is effective, shall be reduced by 40%.

	5. Requirement of Company Profitability Regardless of the performance of any of the subsidiaries or business units of the Company, no incentive shall be paid to any otherwise eligible Participant in the event the Company does not earn a profit as determined by the Company's Board of Directors for a calendar year.

	6. Determinations as to Incentive Payments All determinations as to a Participant's eligibility to receive an incentive, the payment of an incentive for the Company or any of its subsidiaries or business units or any other matters related to the Plan shall be determined solely in the Company's discretion and the Company's decision shall be final and binding with respect to all Participants and other parties involved in the Plan.

	7. Amendment of Termination The Company may amend or terminate any incentive plan at its sole discretion and the Company's decision shall be final and binding with respect to such determinations.


					THE MIDLAND COMPANY

					By: /s/John I Von Lehman

					Date: January 3, 2000